EXHIBIT 21

EMC INSURANCE GROUP INC.

ORGANIZATIONAL CHART

EMC INSURANCE GROUP INC.

Illinois EMCASCO Insurance Company	EMC Reinsurance Company
Dakota Fire Insurance Company
EMCASCO Insurance Company

EMC Underwriters, LLC

264